HANSEN, BARNETT & MAXWELL, P.C.
A Professional Corporation	Registered with the Public Company
CERTIFIED PUBLIC ACCOUNTANTS	Accounting Oversight Board
5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128
Phone: (801) 532-2200 Fax: (801) 532-7944
www.hbmcpas.com

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 30, 2010 with respect to the financial statements of ILX Resorts Incorporated included in this annual report on Form 10-K filed on March 30, 2010 with the Securities Exchange Commission, and incorporated by reference in the Registration Statements on Form S-3 (No. 333-132852 and No. 333-120378) and Form S-8 (No. 333-127892).

HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
March 30, 2010